EXHIBIT 10.46

EXHIBIT A

VERISITY LTD.

THE VERISITY LTD. 2000

ISRAELI SHARE OPTION PLAN

JANUARY 2003 AMENDMENT

1.	NAME

This Plan, as amended from time to time, shall be known as the Verisity Ltd. 2000 Israeli Share Option Plan, January 2003 Amendment (the “ISOP”). (as amended December 26, 2002, effective January 1, 2003.).

2.	PURPOSE OF THE ISOP

The ISOP is intended to provide an incentive to retain, in the employ of Verisity Ltd. (the “Company”) and its Affiliates (as defined below), persons of training, experience, and ability, to attract new employees, directors, consultants and advisors whose services are considered valuable, to encourage the sense of proprietorship of such persons, and to stimulate the active interest of such persons in the development and financial success of the Company by providing them with opportunities to purchase shares in the Company, pursuant to the ISOP approved by the board of directors of the Company (the “Board”).

Due to changes in Section 102 of the Ordinance (as defined below) which are due to become effective as of January 1, 2003, the Company has amended this ISOP (which was originally adopted by the Company on December 12, 2000), effective as of January 1, 2003 (the “January 2003 Amendment”), in order to comply with the terms and conditions of the revised Section 102 (subject to the provisions of Section 15.2 below regarding Options that were granted by the Company on or before December 31, 2002).

3.	DEFINITIONS

For purposes of the ISOP and related documents, including the Option Agreement, the following definitions shall apply:

3.1	“Affiliate” means any “employing company” within the meaning of Section 102(a) of the Ordinance.

3.2	“Approved 102 Option” means an Option granted pursuant to Section 102(b) of the Ordinance and held in trust by a Trustee for the benefit of the Optionee.

3.3	“Capital Gain Option” and “CGO” as defined in Section 6.4 below.

3.4	“Controlling Shareholder” shall have the meaning ascribed to it in Section 32(9) of the Ordinance.

3.5	“Date of Grant” means, the date of grant of an Option, as determined by the Board and set forth in the Optionee’s Option Agreement.

3.6	“Employee” means a person who is employed by the Company or its Affiliates, including an individual who is serving as a director or an office holder, but excluding Controlling Shareholder.

3.7	“ITA” means the Israeli Tax Authorities.

3.8	“Non-Employee” means a consultant, adviser, service provider, Controlling Shareholder or any other person who is not an Employee.

3.9	“Ordinary Income Option” and “OIO” as defined in Section 6.5 below.

3.10	“Option” means an option to purchase one or more Shares (as defined below) of the Company pursuant to the ISOP.

3.11	“102 Option” means any Option granted to Employees pursuant to Section 102 of the Ordinance.

3.12	“3(i) Option” means an Option granted pursuant to Section 3(i) of the Ordinance to any person who is Non- Employee.

3.13	“Ordinance” means the Israeli Income Tax Ordinance [New Version] 1961 as now in effect or as hereafter amended.

3.14	“Section 102” means section 102 of the Ordinance as now in effect or as hereafter amended and any regulations, rules, orders or procedures promulgated thereunder.

3.15	“Unapproved 102 Option” means an Option granted pursuant to Section 102(c) of the Ordinance and not held in trust by a Trustee.

4.	ADMINISTRATION OF THE ISOP

The Board or a share option committee appointed and maintained by the Board for such purpose (the “Committee”) shall have the power to administer the ISOP. Notwithstanding the above, the Board shall have residual authority if no Committee shall be constituted or if such Committee shall cease to operate for any reason whatsoever. The Board or such Committee shall be referred to herein as the “Administrator”.

The Committee shall consist of such number of members (not less than two (2) in number, of whom at least one will be an External Director if and to the extent required under any applicable law including without limitation the Israeli Companies Law, 5759 – 1999 (the “Companies Law”)) as may be fixed by the Board. The Committee shall select one of its members as its chairman (“the Chairman”) and shall hold its meetings at such times and places as the Chairman shall determine. The Committee shall keep records of its meetings and shall make such rules and regulations for the conduct of its business as it shall deem advisable.

No member of the Administrator shall be prevented from receiving Options under the ISOP by virtue of his or her service as a member, unless otherwise specified herein.

To the extent permitted under any applicable law, the Administrator shall have full power and authority (i) to designate participants (the “Optionees”); (ii) to determine the terms and provisions of any respective Option Agreement (which need not be identical) including, but not limited to, the number of Shares to be covered by each Option, the vesting periods in respect thereof including but without limitation provisions concerning the time or times when and the extent to which the Options may be exercised and the nature and duration of restrictions as to transferability; (iii) to accelerate the right of an Optionee to exercise, in whole or in part, any previously granted Option; (iv) to interpret the provisions and supervise the administration of the ISOP; (v) to determine the Fair Market Value (as defined below) of the Shares (as defined below); (vi) to make an election as to the type of Approved 102 Option; (vii) to designate the type of Options; (viii) to determine any other matter which is necessary or desirable for, or incidental to administration of the ISOP; and (ix) to appoint in its absolute discretion the Trustee and replace it at any time in the future.

The Committee shall not be entitled to grant Options to the Optionees however, it will be authorized to issue shares underlying Options which have been granted by the Board and duly exercised pursuant to the provisions hereof all in accordance with Section 112(a)(5) of the Companies Law.

The Administrator shall have the authority to grant, in its discretion, to the holder of an outstanding Option, in exchange for the surrender and cancellation of such Option, a new Option having a purchase price equal to, lower than or higher than the Purchase Price provided in the Option so surrendered and canceled, and containing such other terms and conditions as the Administrator may prescribe in accordance with the provisions of the ISOP.

All decisions and selections made by the Administrator pursuant to the provisions of the ISOP shall be made by a majority of its members except that no member of the Administrator shall vote on, or be counted for quorum purposes, with respect to any proposed action of the Administrator relating to any Option to be granted to that member. Notwithstanding the above, any decision signed or agreed to in writing or by telex or facsimile by all of the members of the Administrator, who are authorized to make such decision shall be valid for every purpose as a resolution adopted at the Administrator’s meeting that was duly convened and held.

The interpretation and construction by the Administrator of any provision of the ISOP or of any Option Agreement thereunder shall be final and conclusive unless otherwise determined by the Board.

Subject to the Company’s Articles of Association and the Company’s decision, and to all approvals legally required, including but not limited to the provisions of the Companies Law, each member of the Administrator shall be indemnified and held harmless by the Company against any cost or expense (including counsel fees) reasonably incurred by him, or any liability (including any sum paid in settlement of a claim with the approval of the Company) arising out of any act or omission to act in connection with the ISOP, unless arising out of such member’s own fraud or bad faith, to the extent permitted by applicable law. Such indemnification shall be in addition to any rights of indemnification the member may have as a director or otherwise under the Company’s Articles of Association, any agreement, any vote of shareholders or disinterested directors, insurance policy or otherwise.

“Fair Market Value” means, with respect to the Shares and as of the date that is relevant to such determination, the market price per share of such Shares determined by the Administrator as follows:

(a)	if the Shares are traded on a share exchange on the date in question, then the Fair Market Value will be equal to the closing price reported by the applicable composite-transactions report for such date.

(b)	if the Shares are traded over-the-counter on the date in question and are classified as a national market issue, then the Fair Market Value will be equal to the last-transaction price on the Nasdaq National Market;

(c)	if the Shares are traded over-the-counter on the date in question but are not classified as a national market issue, then the Fair Market Value will be equal to the mean between the last reported representative bid and asked prices quoted by Nasdaq for such date; and

(d)	if none of the foregoing provisions is applicable, then the Fair Market Value will be determined by the Administrator in good faith on such basis as it deems appropriate.

With respect to CGO only and without derogating from the terms and conditions specified in items (a), (b), (c) and (d) above, solely for the purpose of determining the tax liability pursuant to Section 102(b)(3) of the Ordinance, if at the Date of Grant the Company’s shares are listed on any established stock exchange or a national market system or if the Company’s shares will be registered for trading within ninety (90) days following the Date of Grant, the Fair Market Value of a Share at the Date of Grant shall be determined in accordance with the average value of the Company’s shares on the thirty (30) trading days preceding the Date of Grant or on the thirty (30) trading days following the date of registration for trading, as the case may be.

5.	DESIGNATION OF PARTICIPANTS

5.1	The persons eligible for participation in the ISOP as Optionees shall include any Employees and/or Non-Employees of the Company or of any Affiliate; provided, however, that (i) Employees may only be granted 102 Options; (ii) Non-Employees may only be granted 3(i) Options; and (iii) Controlling Shareholders may only be granted 3(i) Options. The grant of an Option hereunder shall neither entitle the Optionee to participate nor disqualify him from participating in any other grant of Options pursuant to the ISOP or any other option or stock plan of the Company or any of its affiliates.

5.2	Anything in the ISOP to the contrary notwithstanding, all grants of Options to directors and office holders shall be authorized and implemented in accordance with the provisions of any applicable law, including but not limited to the provisions of the Companies Law or any successor act or regulation, as in effect from time to time.

6.	DESIGNATION OF OPTIONS PURSUANT TO SECTION 102

6.1	The Company may designate Options granted to Employees pursuant to Section 102 as Unapproved 102 Options or Approved 102 Options.

6.2	The grant of Approved 102 Options shall be made under this ISOP adopted by the Board as described in Section 15 below, and shall be conditioned upon the approval of this ISOP by the ITA.

6.3	Approved 102 Option may either be classified, at the Administrator’s absolute discretion, as Capital Gain Option or Ordinary Income Option.

6.4	Approved 102 Option elected and designated by the Company to qualify under the capital gain tax treatment in accordance with the provisions of Section 102(b)(2) shall be referred to herein as CGO.

6.5	Approved 102 Option elected and designated by the Company to qualify under the ordinary income tax treatment in accordance with the provisions of Section 102(b)(1) shall be referred to herein as OIO.

6.6	The Company’s election of the type of Approved 102 Options as CGO or OIO granted to Employees (the “Election”), shall be appropriately filed with the ITA before the Date of Grant of an Approved 102 Option. Such Election shall become effective beginning the first Date of Grant of an Approved 102 Option under this ISOP and shall remain in effect until the end of the year following the year during which the Company first granted Approved 102 Options. The Election shall obligate the Company to grant only the type of Approved 102 Option it has elected, and shall apply to all Optionees who were granted Approved 102 Options during the period indicated herein, all in accordance with the provisions of Section 102(g) of the Ordinance. For the avoidance of doubt, such Election shall not prevent the Company from granting Unapproved 102 Options and/or Options under Section 3(i) of the Ordinance, simultaneously. For the removal of doubt, it is hereby clarified that the Administrator may change the Company’s Election in accordance with the provisions of Section 102, and the Optionees, or any of them, shall not be deemed to have acquired or otherwise be vested with any rights in respect to any Election made by the Company and/or the change thereof. Furthermore, a grant to an Optionee of an Option as CGO or OIO does not obligate the Company to grant to such Optionee, at any time in the future, Approved 102 Option(s) (to the extent the Company will grant such Optionee future option(s)) of the same type (i.e. CGO or OIO, as the case may be), and the Company shall be entitled to change, in its absolute discretion and subject to the provisions of Section 102, the type of Option(s) (including but without limitation Unapproved 102 Option) to be granted (if and to the extent granted) to such Optionee.

6.7	All Approved 102 Options must be held in trust by a Trustee, as described in Section 7 below.

6.8	For the avoidance of doubt, the designation of Unapproved 102 Options and Approved 102 Options shall be subject to the terms and conditions set forth in Section 102 and the regulations promulgated thereunder.

6.9	With regards to Approved 102 Options, the provisions of the ISOP and/or the Option Agreement shall be subject to the provisions of Section 102 and the Tax Assessing Officer’s permit. In this respect, and without derogating from the authority conferred upon the Administrator pursuant to Section 16.1 below, the Administrator may amend any provision of this ISOP such that it will comply with Section 102 and/or the said permit, to the extent the Administrator deems necessary in order to receive and/or to keep in effect any tax benefit pursuant to Section 102. The Administrator shall be entitled, but not obligated, to determine, in its absolute discretion, that such an amendment shall be considered binding upon the Company and the Optionees retroactively, from the date in which it is required in order to receive and/or to keep in effect any tax benefit pursuant to Section 102.

7.	TRUSTEE

7.1	Approved 102 Options which shall be granted under the ISOP and/or any Shares issued upon exercise of such Approved 102 Options and/or other shares received subsequently following any realization of rights, including without limitation bonus shares, and, to the extent required under the provisions of Section 102, all other rights conferred by the Shares, shall be allocated or issued to a Trustee nominated by the Administrator, and approved by the ITA in accordance with the provisions of Section 102(a) (the “Trustee”) and held for the benefit of the Optionees for such period of time as required by Section 102 (the “Holding Period”) and subject to the same tax treatment, to which the Approved 102 Options from which they have resulted are subject. In the case the requirements for Approved 102 Options are not met, then the Approved 102 Options shall be treated as Unapproved 102 Options, all in accordance with the provisions of Section 102 and regulations promulgated thereunder.

7.2	Anything to the contrary notwithstanding, the Trustee shall not release any Approved 102 Options which were not already exercised into Shares by the Optionee or release any Shares issued upon exercise of Approved 102 Options prior to the full payment of the Optionee’s tax liabilities arising from Approved 102 Options which were granted to the Optionee and/or any Shares issued upon exercise of such Options.

7.3	Subject to the provisions of Section 102, an Optionee shall not be entitled to sell or release from trust any Share received upon the exercise of an Approved 102 Option and/or any share received subsequently following any realization of rights, including without limitation, bonus shares, until the lapse of the Holding Period required under Section 102.

7.4	Upon receipt of the Approved 102 Option, the Optionee will sign an undertaking to release the Trustee from any liability in respect of any action or decision duly taken and bona fide executed in relation with the ISOP, or any Approved 102 Option or Share granted to the Optionee thereunder.

8.	SHARES RESERVED FOR THE ISOP; RESTRICTION THEREON

8.1	The Company has reserved NINE HUNDRED SIXTY SEVEN THOUSAND FOUR HUNDRED AND EIGHTY FOUR (967,484) authorized but unissued Ordinary Shares of NIS 0.01 par value each of the Company (the “Shares”) for the purposes of the ISOP, subject to adjustment as set forth in Section 10 below. Any of such Shares which may remain unissued and which are not subject to outstanding Options at the termination of the ISOP shall cease to be reserved for the purpose of the ISOP. Until termination of the ISOP the Company shall at all times reserve sufficient number of Shares to meet the requirements of the ISOP. Should any Option for any reason expire or be canceled prior to its exercise or relinquishment in full, the Shares therefore subject to such Option may again be subject to an Option under the ISOP.

8.2	Each Option granted pursuant to the ISOP, shall be evidenced by a written agreement between the Company and the Optionee (the “Option Agreement”), in such form as the Administrator shall from time to time approve. Each Option Agreement shall state, inter alia, the number of Shares to which the Option relates, the Purchase Price thereof and the type of Option granted thereunder (whether a CGO, OIO, Unapproved 102 Option or a 3(i) Option).

8.3	All Shares issued upon exercise of the Options in compliance with the terms and conditions of the ISOP as well as the terms and conditions of the Option Agreement pursuant to which the Options were granted shall entitle the holder thereof to receive dividends and other distributions thereon, subject always to the provisions of Section 7.1 above.

8.4	If in connection with any public offering of securities of the Company, the stock exchange regulations and/or any applicable law so provide and/or the Administrator so resolve and/or the underwriter or underwriters managing such offering so requests, then each Optionee who purchased Shares hereunder upon exercise of Options will agree to not sell or otherwise transfer any such Shares (other than Shares included in such underwriting) without the prior written consent of such underwriter, for such period of time as may be requested by the underwriter commencing on the effective date of the registration statement filed in connection with such offering.

9.	PURCHASE PRICE

9.1	The purchase price of each Share subject to an Option or any portion thereof shall be determined by the Administrator in its sole and absolute discretion in accordance with applicable law, subject to any guidelines as may be determined by the Board from time to time (the “Purchase Price”).

9.2	The Purchase Price shall be payable upon the exercise of the Option in a form satisfactory to the Administrator, including without limitation, by cash or cheque or any other form of payment approved by the Administrator in its sole and absolute discretion, to the extent permissible under any applicable law. The Administrator shall have the authority to postpone the date of payment on such terms as it may determine.

10.	ADJUSTMENTS

Except as otherwise provided in the Option Agreement, upon the occurrence of any of the following events, Optionee’s rights to purchase Shares under the ISOP shall be adjusted as hereafter provided:

10.1

In the event of: (a) the sale of all or substantially all of the assets of the Company to any person or entity that, prior to such sale, did not control, was not under common control with, or was not controlled by, the Company, or (b) a merger or consolidation or other reorganization in which the Company is not the surviving entity or becomes owned entirely by another entity, unless at least fifty percent (50%) of the outstanding voting securities of the surviving or parent corporation, as the case may be, immediately following such transaction are beneficially held by such persons and entities in the same proportions as such persons and entities beneficially held the outstanding voting securities of the Company immediately prior to such transaction, or (c) the sale or other change of beneficial ownership of the outstanding voting securities of the Company such that any person or group becomes the beneficial owner of more than 50% of the outstanding voting securities of the Company ( “Change of Control Transaction”) while unexercised Options remain outstanding under the ISOP, then the Company shall endeavor to cause the successor entity in such transaction either to assume all the outstanding Options as of the consummation of such transaction (the “Closing”), or to issue (or cause to be issued) in substitution thereof comparable options of such successor entity (or of its parent or subsidiary). If the successor entity is unwilling to either assume such Options or grant comparable options in substitution of such Options, on terms that are acceptable to the Company as determined by the Board in the exercise of its discretion, then:

(i)	with respect to each outstanding Option, that portion of the Option which remains unvested that either (x) would have become vested over the 12-month period immediately following the Closing, or (y) represents 50% of the unvested portion of the Option as of the Closing, whichever portion is smaller, will become vested immediately prior to such Closing; and

(ii)	the Board may cancel all outstanding Options, and terminate this Plan, effective as of the Closing, provided that it shall notify all Optionees of the proposed Change of Control Transaction a reasonable amount of time prior to the Closing so that the Optionee will be given the opportunity to exercise the vested portion of his or her Option (after giving effect to the acceleration of such vesting under clause (i) above) prior to the Closing.

10.2	The number of Shares subject to the ISOP, the number of Shares available under Options and the Purchase Price shall be adjusted as determined by the Board in its sole discretion from time to time to reflect adjustments in the number of Shares arising as a result of subdivisions, share dividends, bonus shares, consolidations or reclassifications of the Shares or other relevant changes in the authorized or issued share capital of the Company. No such adjustments will be required by reason of the issuance or sale by the Company for cash or other consideration of additional Shares or securities convertible into or exchangeable for Shares. No fractional Shares may be purchased or issued hereunder. If an Optionee is entitled to purchase a fraction of a Share pursuant to an outstanding Option, such entitlement shall be rounded down to the nearest whole number.

10.3	Notwithstanding the above, no adjustment shall be made if the Company proposes to issue or sell any securities to all of its then current shareholders, and each Optionee shall be deemed for purposes of such issuance or offer to sell to be a shareholder of that number of Option Shares that may be acquired by the Optionee pursuant to vested Options held by such Optionee (in addition to any Option Shares or other Shares actually held of record by such Optionee).

11.	TERM AND EXERCISE OF OPTIONS

11.1	Options shall be exercised by the Optionee by giving written notice to the Company, in such form and method as may be determined by the Administrator, which exercise shall be effective upon receipt of such notice by the Company at its principal office. The notice shall specify the number of Shares with respect to which the Option is being exercised and it shall be accompanied by any further assurances and/or undertaking as the Administrator may require to ensure that the transaction complies in all respects with the requirements of any applicable law. The above notice will be signed by the person exercising the Option and, subject to Section 9.2 above, it will be accompanied by full payment of the corresponding Purchase Price.

11.2	Each Option shall be exercisable following the vesting dates, subject to the provisions of the ISOP and for the number of Shares as shall be provided in the Option Agreement. However no Option shall be exercisable after the expiration date, as defined for each Optionee in the Optionee’s Option Agreement (the “Expiration Date”), subject always to Section 11.6 below.

11.3	An Option shall not be transferable by an Optionee other than by will or laws of descent and distribution, and during an Optionee’s lifetime shall be exercisable only by that Optionee.

11.4	The Options may be exercised by the Optionee in whole at any time or in part from time to time, to the extent that the Options become vested and exercisable, prior to the Expiration Date, and provided that the number of Shares purchased under the exercised Option will be no less than 100 Shares, without regard to adjustments to the number of shares subject to the Option pursuant to Section 10, or, if less, all of the remaining Shares subject to the Option, and provided further that subject to the provisions of Section 11.6 below and unless the Administrator resolves otherwise, the Optionee is an employee or director, consultant or advisor of the Company or any of its Affiliates, at all times during the period beginning with the granting of the Option and ending upon the date of exercise.

11.5	Subject to the provisions of Section 11.6 below, in the event of termination of Optionee’s employment with or performance of services for or on behalf of the Company or any of its Affiliates, all Options granted to the Optionee will immediately expire. A notice of termination of employment or services shall be deemed to constitute termination of employment or services.

11.6	Notwithstanding anything to the contrary hereinabove, an Option may be exercised after the date of termination of Optionee’s employment with or performance of services for or on behalf of the Company or any of its Affiliates during an additional period of time beyond the date of such termination, but only with respect to the number of Options already vested at the time of such termination according to the vesting periods of the Options set forth in the Optionee’s Option agreement, if:

(i)	Termination is without Cause (as defined below), in which event any Options still in force and unexpired may be exercised within a period of 30 (thirty) days from the date of such termination;

(ii)	Termination is the result of death or disability of the Optionee, in which event any Options still in force and unexpired may be exercised within a period of 6 (six) months from the date of termination; or

(iii)	Prior to the date of such termination, the Administrator shall authorize an extension of the terms of all or part of the Options beyond the date of such termination for a period not to exceed the period during which the Options by their terms would otherwise have been exercisable.

The term “Cause” shall mean a termination by the Company and/or any of its Affiliates of the Optionee’s employment or services (or if the Optionee is a Director, removal of him or her from the Board by action of the shareholders or, if permitted by applicable law and the Articles of Association of the Company, the other Directors), in connection with the good faith determination of the Board (or of the Company’s shareholders if the Optionee is a Director and the removal of him or her from the Board is by action of the shareholders, but in either case excluding the vote of the subject individual if he or she is a Director or a shareholder) that the Optionee has engaged in any acts involving dishonesty or moral turpitude or in any acts that materially and adversely affect the business, affairs or reputation of the Company or any of its Affiliates.

11.7	To avoid doubt, the holders of Options shall not have any of the rights or privileges of shareholders of the Company in respect of any Shares purchasable upon the exercise of any Options, nor shall they be deemed to be a class of shareholders or creditors of the Company for the purpose of the operation of Sections 350 and 351 of the Companies Law or any successor to such Sections, until registration of the Optionee as holder of such Shares in the Company’s register of members upon exercise of the Options in accordance with the provisions of the ISOP.

11.8	Any form of Option Agreement authorized by the ISOP may contain such other provisions as the Administrator may, from time to time, deem advisable. Without limiting the foregoing, the Administrator may, with the consent of the Optionee, from time to time, cancel all or any portion of any Option then subject to exercise, and the Company’s obligation in respect of such Option may be discharged by (i) payment to the Optionee of an amount in cash equal to the excess, if any, of the Fair Market Value of the Shares at the date of such cancellation subject to the portion of the Option so canceled over the aggregate Purchase Price of such Shares, or (ii) the issuance or transfer to the Optionee of Shares of the Company with a Fair Market Value at the date of such transfer equal to any such excess, or (iii) a combination of cash and shares with a combined value equal to any such excess, all as determined by the Administrator in its sole discretion.

11.9	With respect to Unapproved 102 Option, if the Optionee ceases to be employed by the Company or any Affiliate, then, to the extent required under the provisions of Section 102, the Optionee shall extend to the Company a security or guarantee for the payment of tax due at the time of sale of Shares.

12.	VESTING OF OPTIONS

Except as otherwise provided in the Option Agreement, the Option initially will be deemed an entirely unvested Option, but portions of the Option will become a vested Option on the following schedule:

12.1	twenty-five percent (25%) will become a vested Option as of the first anniversary of the Date of Grant set forth in the Optionee’s Option Agreement; and

12.2	two and one-twelfth percent (2-1/12%) of the Option will become vested as of the end of each month thereafter, subject to section 11.5 above and provided that additional vesting will be suspended during any period while the Optionee is on a leave of absence from the Company, as determined by the Administrator.

13.	DIVIDENDS; NO SOCIAL BENEFITS

13.1	With respect to all Shares (in contrary to unexercised Options) issued upon the exercise of Options purchased by the Optionee and held by the Optionee or by the Trustee, as the case may be, the Optionee shall be entitled to receive dividends in accordance with the quantity of such Shares, and subject to any applicable taxation on distribution of dividends and to the provisions of Section 7.1 above.

13.2	During the period in which Shares issued to the Trustee on behalf of an Optionee are held by the Trustee, the cash dividends paid with respect thereto shall be paid to the Optionee, subject always to the provisions of Section 7.1 above.

13.3	The income attributed to the Optionee as a result of the grant of the Options hereunder and/or the exercise of the Shares, their transfer in his or her name or their sale and in all respects relating thereto, shall not be taken into account when computing the basis of the Optionee’s entitlement to any social benefits. Without derogating from the generality of the above, that income shall not be taken into account in computing mangers insurance, vocational studies fund, provident funds, severance pay, holiday pay and the like. If the Company is legally obliged to take any of the above into account, as income which is to be attributed to the Optionee, the Optionee will indemnify the Company in respect of any expense sustained by it in such respect.

14.	ASSIGNABILITY AND SALE OF OPTIONS

No Option shall be assignable, transferable or given as collateral or any right with respect to it shall be given to any third party whatsoever, and any such action made directly or indirectly, for an immediate validation or for a future one, shall be void. During the lifetime of the Optionee each and all of such Optionee’s rights to purchase Shares hereunder shall be exercisable only by the Optionee.

As long as the Shares are held by the Trustee in favor of the Optionee, than all rights the last possesses over the Shares are personal, can not be transferred, assigned, pledged or mortgaged, other than by will or laws of descent and distribution.

15.	EFFECTIVE DATE OF ISOP AND TERM OF THE ISOP

15.1	The ISOP shall be effective as of the day it was adopted by the Board and shall terminate at the end of ten years from such day of adoption, if not terminated under Section 16 below prior to such date, after which no more Options may be granted under the ISOP, although all outstanding Options granted prior to such termination will remain subject to the provisions of the ISOP, and no such termination of the ISOP will result in the expiration or termination of any such Option prior to the expiration or early termination of the applicable Option term.

15.2

Notwithstanding the above, all Options that were granted on or before December 31, 2002, shall be subject to the terms and conditions of this ISOP as these were in force immediately prior to January 1, 2003, i.e. the effective date of the January 2003 Amendment, provided however, that the above will not in any way limit or restrict the authority conferred upon the Administrator pursuant to Section 16.1 below to amend, alter, suspend, cancel or terminate the ISOP or any part thereof and to do all other acts and things that the Administrator is otherwise authorized to do hereunder.

16.	AMENDMENTS OR TERMINATION

16.1	The Administrator may at any time, amend, alter, suspend, cancel or terminate the ISOP or any part thereof, replace and/or determine further provisions and sub-plans in addition to the ISOP, determine any other plan in lieu of the ISOP and determine any provision and do anything in connection with the ISOP.

16.2	No amendment, alteration, suspension or termination of the ISOP shall impair the rights of any Optionee with respect to an outstanding Option, unless mutually agreed otherwise between the Optionee and the Administrator, which agreement must be in writing and signed by the Optionee and the Company. Termination of the ISOP shall not affect the Administrator’s ability to exercise the powers granted to it hereunder with respect to Options granted under the ISOP prior to the date of such termination.

16.3	No Options may be granted under the ISOP while the ISOP is suspended or after it is terminated.

17.	GOVERNMENT REGULATIONS

The ISOP, and the granting and exercise of Options hereunder, and the obligation of the Company to sell and deliver Shares under such Options, shall be subject to all applicable laws, rules, and regulations of the State of Israel and to such approvals by any governmental agencies or national securities exchanges as may be required. Nothing herein shall be deemed to require the Company to register the Shares under the securities law of any jurisdiction.

18.	CONTINUANCE OF EMPLOYMENT OR HIRED SERVICES

Neither the ISOP nor the Option Agreement with the Optionee shall impose any obligation on the Company or an Affiliate thereof, to continue any Optionee in its employ, or the hiring by the Company of the Optionee’s services and nothing in the ISOP or in any Option granted pursuant thereto shall confer upon any Optionee any right to continue in the employ or service of the Company or an Affiliate thereof or restrict the right of the Company or an Affiliate thereof to terminate such employment or service hiring at any time.

19.	GOVERNING LAW & JURISDICTION

The ISOP shall be governed by and construed and enforced in accordance with the laws of the State of Israel applicable to contracts made and to be performed therein, without giving effect to the principles of conflict of laws. The competent courts of Tel-Aviv, Israel shall have sole jurisdiction in any matters pertaining to the ISOP.

20.	TAX CONSEQUENCES

Any tax consequences arising from the grant or exercise of any Option, from the payment for Shares covered thereby or from any other event or act (of the Company and/or its Affiliates, or the Optionee) hereunder shall be borne solely by the Optionee. The Company and/or its Affiliates and/or the Trustee shall withhold taxes according to the requirements under the applicable laws, rules, and regulations, including withholding taxes at source. Furthermore, to the extent permitted by applicable law, the Optionee shall agree to indemnify the Company and/or its Affiliates and/or the Trustee and hold them harmless against and from any and all liability for any such tax or interest or penalty thereon, including without limitation, liabilities relating to the necessity to withhold, or to have withheld, any such tax from any payment made to the Optionee.

The Administrator and/or the Trustee shall not be required to transfer any Shares and/or to release any Share certificate to an Optionee until all required payments have been fully made.

21.	NON-EXCLUSIVITY OF THE ISOP

The adoption of the ISOP by the Board shall not be construed as amending, modifying or rescinding any previously approved incentive arrangements or as creating any limitations on the power of the Board to adopt such other incentive arrangements as it may deem desirable, including, without limitation, the granting of stock Options otherwise then under the ISOP, and such arrangements may be either applicable generally or only in specific cases.

For the avoidance of doubt, prior grant of options to Optionees of the Company under their employment or services agreements, and not in the framework of any previous option plan, shall not be deemed an approved incentive arrangement for the purpose of this Section.

In addition, for the avoidance of doubt, the grant of Options to the Optionees shall not prejudice any previous grant (within the framework of previously approved incentive arrangements) of Options to the Optionee.

22.	MULTIPLE AGREEMENTS

The terms of each Option may differ from other Options granted under the ISOP at the same time, or at any other time. The Administrator may also grant more than one Option to a given Optionee during the term of the ISOP, either in addition to, or in substitution for, one or more Options previously granted to that Optionee.

23.	THE STATUS OF THE AGREEMENT

Any interpretation of the Option Agreements will be made in accordance with the ISOP but in the event there is any contradiction between the provisions of an Option Agreement and the ISOP, the provisions of the Option Agreement will prevail.

EXHIBIT B

Terms of the Options

Name of the Optionee:	____________

Date of Grant:	____________

Designation:	• ☐ Approved 102 Option:

• Capital Gain Option (CGO) ☐ ;or

• Ordinary Income Option (OIO) ☐

• ☐ Unapproved 102 Option
• ☐ 3(i) Option

1. Number of Options granted:	____________

2. Price per Share:	____________

3. Vesting Schedule:

% of Options	Vesting Date
25%	1 year from ___________

2.0833%	End of each month, starting from the 13th month from ___________

all subject to the employment or services of the Optionee with the Company through the entire respective Vesting Date, as per the above.

4. Expiration Date:	10 years from the Date of Grant

Verisity Ltd.

the Optionee

EXHIBIT C

NOTICE OF EXERCISE OF OPTION

Verisity Ltd.

To the General Manager of Verisity Ltd.

The undersigned, the holder of an Option to purchase ordinary shares of Verisity Ltd. (the “Company”), hereby irrevocably elects to exercise the purchase rights represented by such Option, and to purchase thereunder                          ordinary shares of the Company, herewith makes payment of NIS                          therefor in the form of a check made payable to the Company, and requests that the certificates for such shares be issued in the name of and delivered to the undersigned at the address set forth below.

The undersigned acknowledges that the issuance and delivery of the certificates for the shares as per the above is subject to, inter alia, the payment by the undersigned of all taxes due in connection with the purchase of said shares.

The undersigned further acknowledges that the shares being purchased by him or her are subject to substantial restrictions on sale or transfer set forth in the Company’s Articles of Association and in the Company’s 2000 Israeli Share Option Plan (the “Plan”) and agrees to be bound by the terms and conditions of said Plan and the Option Agreement entered into by and between the Company and the undersigned on                     .

Dated:

(signature)

Print name exactly as to be shown on certificate

Address :

EXHIBIT D

Trust Agreement between the Company and the Trustee

OPTION AGREEMENT

Made as of the            day of            , 200_

By and between

VERISITY LTD.

an Israeli company with offices at

8-10 Ha’ Melacha St.

Rosh Ha’-Ayin,

Israel

(“the Company”)

of the first part

And

________

ID/Passport

(“the Optionee”)

                     St.

_________

_________

of the second part

PREAMBLE

Whereas	In December 12, 2000, the Company adopted the Verisity Ltd. 2000 Israeli Share Option Plan, since amended and currently the January 2003 Amendment, a copy of which (as amended) is attached as Exhibit A hereto (the “ISOP”), forming an integral part hereof, incorporated herein by reference and

Whereas	The Company has determined that the Optionee shall be granted an Option under the ISOP to buy Shares of the Company, and the Optionee has agreed to such grant, all on the terms and subject to the conditions hereinafter provided.

NOW, THEREFORE, it is agreed as follows:

1.	PREAMBLE AND DEFINITIONS

1.1	The Preamble to this Agreement constitutes an integral part hereof.

1.2	Unless otherwise defined herein, capitalized terms used herein shall have the meaning ascribed to them in the ISOP.

2.	GRANT OF OPTION

2.1	The Company hereby grants to the Optionee the number of Options set forth in Section 1 of Exhibit B hereto, to purchase Shares at the price per Share set forth in Section 2 of such Exhibit B (“the Purchase Price”), on the terms and subject to the conditions hereinafter provided.

The Purchase Price will be paid in NIS in accordance with the representative rate of exchange of the U.S. dollar, published by the Bank of Israel and known on the date of payment.

For the removal of doubt in the event that the Option granted hereunder is an Approved 102 Option, then such Option must be held in trust by a Trustee, as described in Section 7 of the ISOP, and in case the requirements for Approved 102 Options are not met, then such Option may be treated as Unapproved 102 Option, all in accordance with the provisions of Section 102.

2.2	The Optionee is aware and agrees that the Company intends to issue additional shares and options in the future to various entities and individuals, as the Company in its sole discretion shall determine.

2.3	It is being clarified that the Option granted hereunder shall be subject to the terms and conditions of this Option Agreement and of the ISOP. For the removal of doubt, to the extent that the Optionee was granted option(s) under the ISOP prior to the amendment of the ISOP pursuant to the January 2003 Amendment, such option(s) shall not be covered by this Option Agreement, but shall be subject to the terms and conditions of the respective option agreement(s) and the ISOP as these were in force immediately prior to the January 2003 Amendment, all as specified in Section 15.2 of the ISOP.

2.4	Without derogating from the provisions of Section 6.6 of the ISOP, it is hereby clarified that the Administrator may change the Company’s Election in accordance with the provisions of Section 102 of the Ordinance, and the Optionee shall not be deemed to have acquired or otherwise be vested with any rights in respect to any Election made by the Company and/or the change thereof. Furthermore, the grant to the Optionee of the type of Option granted hereunder does not obligate the Company to grant to the Optionee, at any time in the future, Approved 102 Option(s) (to the extent the Company will grant to the Optionee future option(s)) of the same type, and the Company shall be entitled to change, in its absolute discretion and subject to the provisions of Section 102, the type of Option(s) (including but without limitation Unapproved 102 Option) to be granted (if and to the extent granted) to the Optionee.

2.5	In the event that the Option granted hereunder is an Approved 102 Option, the provisions of the ISOP and/or of this Option Agreement shall be subject to the provisions of Section 102 and the Tax Assessing Officer’s permit. In this respect, and without derogating from the authority conferred upon the Administrator pursuant to Section 16.1 of the ISOP, the Administrator may amend any provision of the ISOP such that it will comply with Section 102 and/or the said permit, to the extent the Administrator deems necessary in order to receive and/or to keep in effect any tax benefit pursuant to Section 102. The Administrator shall be entitled, but not obligated, to determine, in its absolute discretion, that such an amendment shall be considered binding upon the Company and the Optionee retroactively, from the date in which it is required in order to receive and/or to keep in effect any tax benefit pursuant to Section 102.

3.	PERIOD OF OPTION AND CONDITIONS OF EXERCISE

3.1	The terms of this Option Agreement shall commence on the date hereof (“the Date of Grant”) and terminate at the Expiration Date (as defined in Section 6 below), or at the time at which the Option is completely terminated pursuant to the terms of the ISOP or pursuant to this Agreement.

3.2	The Options may be exercised by the Optionee in whole at any time or in part from time to time, as determined by the Administrator, and to the extent that the Options become vested in accordance with Section 3 of Exhibit B and exercisable, prior to the Expiration Date, provided that the number of Shares purchased under the exercised Option will be no less than 100 Shares, without regard to adjustments to the number of Shares subject to the Option pursuant to Section 7 below, or, if less, all of the remaining Shares subject to the Option, and provided further that, subject to the provisions of Section 3.4 below and unless the Administrator resolves otherwise, the Optionee is an employee, director, consultant or advisor of the Company or of any of its Affiliates, at all times during the period beginning with the granting of the Option and ending upon the date of exercise.

3.3	Subject to the provisions of Section 3.4 below, in the event of termination of the Optionee’s employment with, or the retention as a consultant or advisor of the Company or of any of its Affiliates, all Options granted to the Optionee will immediately expire. A notice of termination of employment or services as the case may be, by either the Company or the Optionee, shall be deemed to constitute termination of employment or services.

3.4	Notwithstanding anything to the contrary hereinabove, an Option may be exercised after the date of termination of Optionee’s employment or services with the Company or with any of its Affiliates during an additional period of time beyond the date of such termination, but only with respect to the number of Options already vested at the time of such termination according to the Vesting Dates if:

3.4.1	termination is without Cause, in which event any Options still in force and unexpired may be exercised within a period of 30 (thirty) days from the date of such termination.

3.4.2	termination is the result of death or disability of the Optionee, in which event any Options still in force and unexpired may be exercised within a period of 6 (six) months from the date of termination.

3.4.3	prior to the date of such termination, the Administrator shall authorize an extension of the terms of all or part of the Options beyond the date of such termination, for a period not to exceed the period during which the Options by their terms would otherwise have been exercisable.

3.5	The Options may be exercised only to purchase whole Shares, and in no case may a fraction of a Share be purchased. If any fractional Shares would be deliverable upon exercise, such fraction shall be rounded up one-half or more, or otherwise rounded down, to the nearest whole number.

4.	VESTING

Options shall vest on the dates set forth in Section 3 of exhibit B hereto (the “Vesting Dates”).

5.	METHOD OF EXERCISE

5.1	Vested Options shall be exercised by the Optionee by giving written notice to the Company, in the form attached hereto as Exhibit C and the method as may be determined by the Company and the Trustee (“the Exercise Notice”), which Exercise Notice shall be effective upon receipt by the Company at its principal office. The Exercise Notice shall specify the number of Shares with respect to which the Option is being exercised and it shall be accompanied by any further assurances and/or undertaking as the Administrator and/or Trustee may require to ensure that the transaction complies in all respects with the requirements of any applicable law. The Exercise Notice will be signed by the person exercising the Option and it will be accompanied also by full payment of the corresponding Purchase Price, by cash or check made payable to the Company or any other form of payment approved by the Administrator in its sole and absolute discretion, to the extent permissible under any applicable law.

5.2	Shares which have resulted from the exercise of Approved 102 Options shall be issued in the name of the Trustee and be held by the Trustee in accordance with the provisions of Section 7 of the ISOP. The Trustee shall not transfer any Approved 102 Options to the Optionee prior to exercise of the Approved 102 Options into Shares. The Trustee will transfer the Shares to the Optionee upon demand but in case of Shares which have resulted from the exercise of Approved 102 Options, such Shares shall be held by the Trustee for such period of time as required by Section 102. If any law or regulation requires the Company to take any action with respect to the Shares so demanded before the issuance thereof, then the date of their issuance shall be extended for the period necessary to take such action. The Optionee hereby authorizes the Trustee to sign an agreement with the Company whereby Shares will not be transferred without deduction of taxes at source. The Optionee hereby irrevocably and unconditionally release and exempt the Trustee from any liability in respect of any action or decision executed bona fide in relation with the ISOP, or any Option or Share granted to the Optionee thereunder.

6.	TERMINATION OF OPTION

6.1	Except as otherwise stated in this Agreement, the Options, to the extent not previously exercised, shall terminate forthwith upon the earlier of (i) the date set forth in Section 4 of Exhibit B hereto; or (ii) the expiration of any extended period in any of the events set forth in Section 3.4 above (and such earlier date shall be hereinafter referred to as “the Expiration Date”).

6.2	Without derogating from the above, the Administrator may, with the prior written consent of the Optionee, from time to time cancel all or any portion of the Options then subject to exercise, and the Company’s obligation in respect of such Options may be discharged by either (i) payment to the Optionee of an amount in cash equal to the excess, if any, of the Fair Market Value of the Shares pertaining to such canceled Options, at the date of such cancellation, over the aggregate Purchase Price of such Shares, or (ii) the issuance or transfer to the Optionee of Shares of the Company with a Fair Market Value at the date of such transfer equal to any such excess, or (iii) a combination of cash and Shares with a combined value equal to any such excess, all as determined by the Administrator in its sole discretion.

7.	CHANGE OF CONTROL TRANSACTIONS; ADJUSTMENTS

7.1	In the event of a Change of Control Transaction, the Company shall endeavor to cause the successor entity in such transaction either to assume all of the outstanding Options as of the Closing, or to issue (or cause to be issued) in substitution thereof comparable options of such successor entity (or of its parent or its subsidiary). If the successor entity is unwilling to either assume such Options or grant comparable options in substitution of such Options, on terms that are acceptable to the Company as determined by the Board in the exercise of its discretion, then:

(i)	with respect to each outstanding Option, that portion of the Option which remains unvested that either (x) would have become vested over the 12-month period immediately following the Closing, or (y) represents 50% of the unvested portion of the Option as of the Closing, whichever portion is smaller, will become Vested immediately prior to such Closing; and

(ii)	the Board may cancel all outstanding Options, and terminate the ISOP, effective as of the Closing, provided that it shall notify all Optionees of the proposed Change of Control Transaction a reasonable amount of time prior to the Closing so that the Optionee will be given the opportunity to exercise the vested portion of his or her Option (after giving effect to the acceleration of such vesting under clause (i) above) prior to the Closing.

7.2	The number of Shares subject to the ISOP, the number of Shares available under Options and the Purchase Price shall be adjusted as determined by the Board in its sole discretion from time to time to reflect adjustments in the number of Shares arising as a result of subdivisions, share dividends, bonus shares, consolidations or reclassifications of the Shares or other relevant changes in the authorized or issued share capital of the Company. No such adjustments will be required by reason of the issuance or sale by the Company for cash or other consideration of additional Shares or securities convertible into or exchangeable for Shares. No fractional Shares may be purchased or issued hereunder. If the Optionee is entitled to purchase a fraction of a Share pursuant to an outstanding Option, such entitlement shall be rounded down to the nearest whole number.

Notwithstanding the above, no adjustment shall be made if the Company proposes to issue or sell any securities to all of its then current shareholders, and the Optionee shall be deemed for purposes of such issuance or offer to sell to be a shareholder of that number of Option Shares that may be acquired by the Optionee pursuant to vested Options held by him or her (in addition to any Option Shares or other Shares actually held of record by the Optionee).

For the removal of doubt all the terms and conditions contained herein in respect of the Options and/or the Shares shall apply to the options and/or shares resulting from the adjustments as per the above.

8.	RIGHTS PRIOR TO EXERCISE OF OPTION; LIMITATIONS AFTER PURCHASE OF SHARES

8.1	Subject to the provisions of Section 8.2 below, the Optionee shall not have any of the rights or privileges of shareholders of the Company in respect of any Shares purchasable upon the exercise of any part of an Option unless and until, following exercise but in case of Approved 102 Options and Shares held by the Trustee, subject always to the provisions of Section 7 of the ISOP, registration of the Optionee as holder of such Shares in the Company’s register of members.

8.2	With respect to all Shares (in contrary to unexercised Options) issued upon the exercise of Options purchased by the Optionee and held by the Optionee or by the Trustee, as the case may be, the Optionee shall be entitled to receive dividends in accordance with the quantity of such Shares, and subject to any applicable taxation on distribution of dividends and to the provisions of Section 7.1 of the ISOP.

No Option granted hereunder shall be assignable, transferable or given as collateral or any right with respect to it shall be given to any third party whatsoever, and any such action made directly or indirectly, for an immediate validation or for a future one, shall be void. During the lifetime of the Optionee each and all of the Optionee’s rights to purchase Shares hereunder shall be exercisable only by the Optionee.

As long as the Shares are held by the Trustee in favor of the Optionee, then all rights the last possesses over the Shares are personal, cannot be transferred, assigned, pledged or mortgaged, other than by will or laws of descent and distribution.

8.3	Subject to the provisions of Section 102, an Optionee shall not be entitled to sell or release from trust any Share received upon the exercise of an Approved 102 Option and/or any share received subsequently following any realization of rights, including without limitation, bonus shares, until the lapse of the Holding Period required under Section 102.

8.4	With respect to Unapproved 102 Option, if the Optionee ceases to be employed by the Company or any Affiliate, then, to the extent required under the provisions of Section 102, the Optionee shall extend to the Company a security or guarantee for the payment of tax due at the time of sale of Shares.

8.5	If in connection with any public offering of the securities of the Company, the stock exchange regulations and/or any applicable law so provide and/or the Administrator so resolve and/or the underwriter or underwriters managing such offering so requests, then each Optionee who purchased Shares hereunder upon exercise of Options will agree to not sell or otherwise transfer any such Shares (other than Shares included in such underwriting) without the prior written consent of such underwriter, for such period of time as may be requested by the underwriter commencing on the effective date of the registration statement filed in connection with such offering.

8.6	The Optionee shall not dispose of any Shares in transactions which violate, in the opinion of the Company, any applicable laws, rules and regulations.

8.7	The Optionee agrees that the Company shall have the authority to endorse upon the certificate or certificates representing the Shares such legends referring to the foregoing restrictions, and any other applicable restrictions, as it may deem appropriate (which do not violate the Optionee’s rights according to this Agreement).

9.	GOVERNMENT REGULATIONS

The ISOP, the granting and exercise of the Option thereunder and the Company’s obligation to sell and deliver Shares or cash under the Option, are subject to all applicable laws, rules and regulations of the State of Israel, and to such approvals by any governmental agencies or national securities exchanges as may be required. Nothing herein shall be deemed to require the Company to register the Shares under the securities law of any jurisdiction.

10.	CONTINUANCE OF EMPLOYMENT

Nothing in this Option Agreement shall be construed to impose any obligation on the Company or an Affiliate thereof to continue the Optionee’s employment or services with it, to confer upon the Optionee any right to continue in the employment of the Company or an Affiliate thereof, nor the right to be retained as a consultant or advisor thereof, or to restrict the right of the Company or an Affiliate thereof to terminate such employment or services at any time.

11.	GOVERNING LAW & JURISDICTION

This Agreement shall be exclusively governed by and construed and enforced in accordance with the laws of the State of Israel applicable to contracts made and to be performed therein, without giving effect to the principles of conflict of laws. The competent courts of Tel-Aviv, Israel shall have sole and exclusive jurisdiction in any matters pertaining to this Agreement.

12.	TAX CONSEQUENCES

Any tax consequences arising from the grant or exercise of any Option, from the payment for Shares covered thereby or from any other event or act (of the Company and/or any of its Affiliates, the Trustee or the Optionee) hereunder, shall be borne solely by the Optionee. The Company and/or the Trustee shall withhold taxes according to the requirements under the applicable laws, rules, and regulations, including the withholding of taxes at source. Furthermore, the Optionee shall indemnify the Company and the Trustee and hold them harmless against and from any and all liability for any such tax or interest or penalty thereon, including without limitation, liabilities relating to the necessity to withhold, or to have withheld, any such tax from any payment made to the Optionee.

The Administrator and/or the Trustee shall not be required to transfer any Shares or to release any Share certificate to the Optionee until all required payments have been fully made.

The Optionee hereby irrevocably instructs the Trustee as follows: (i) from any sum received as consideration for the sale of the Shares or any part of them prior to the payment of the taxes due in respect of such Shares and/or prior to the repayment by the Optionee of the loan received by him or her for the purchase of the Shares, to the extent such loan has been received (the “Loan”), the Trustee shall transfer to the tax authorities the tax payment due pursuant to the provisions of Section 102, and prior to any other transfer, the Trustee will use the sum so received by it to repay the Loan, as the Company shall determine, (ii) should the Company notify the Trustee that the Optionee has not timely repaid the Loan pursuant to the Loan Agreement, the Trustee shall sell the Shares held by it, or any part of them, and will transfer to the tax authorities the tax payment due pursuant to the provisions of Section 102, and will repay the Loan, as the Company shall determine, and (iii) the balance of the consideration shall be transferred to the Optionee.

The receipt of the Options and the acquisition of the Shares to be issued upon the exercise of the Options may result in tax consequences. THE OPTIONEE IS ADVISED TO CONSULT A TAX ADVISER WITH RESPECT TO THE TAX CONSEQUENCES OF RECEIVING OR EXERCISING THIS OPTION OR DISPOSING OF THE SHARES.

With respect to Approved 102 Options, the Optionee hereby acknowledges that he is familiar with the provisions of Section 102, the type of Option granted hereunder and the tax implications applicable to such grant.

The Optionee accepts the provisions of the trust agreement signed between the Company and the Trustee, attached as Exhibit D hereto, and agrees to be bound by its terms.

13.	FAILURE TO ENFORCE NOT A WAIVER

The failure of any party to enforce at any time any provisions of this Option Agreement shall in no way be construed to be a waiver of such provision or of any other provision hereof.

14.	PROVISIONS OF THE ISOP

The Options provided for herein are granted pursuant to the ISOP, and said Options and this Option Agreement are in all respects governed by the ISOP and subject to all of the terms and provisions whether such terms and provisions are incorporated in this Option Agreement solely by reference or are expressly cited herein.

Any interpretation of this Agreement will be made in accordance with the ISOP but in the event there is any contradiction between the provisions of this Agreement and the ISOP, the provisions of this Agreement will prevail.

15.	BINDING EFFECT

This Agreement shall be binding upon the heirs, executors, administrators, and successors of the parties hereof.

16.	NOTICES

Any notice required or permitted under this Option Agreement shall be deemed to have been duly given within one week if delivered, faxed or mailed, if delivered by certified or registered mail or return receipt requested, either to the Optionee at his or her address set forth above or such other address as he or she may designate in writing to the Company, or to the Company at the address set forth above or such other address as the Company may designate in writing to the Optionee.

17.	ENTIRE AGREEMENT

This Agreement exclusively concludes all the terms of the Optionee’s Option, and, subject to the provisions of Section 21 of the ISOP, annuls and supersedes any other agreement, arrangement or understanding, whether oral or in writing, relating to the grant of options to the Optionee. Any change of any kind to this Agreement will be valid only if made in writing and signed by both the Optionee and the Company’s authorized member and has received the approval of the Administrator.

18.	CONFIDENTIALITY

The Optionee shall regard the information in this Option Agreement and its exhibits attached hereto as confidential information and the Optionee shall not reveal its contents to anyone except when required by law or for the purpose of gaining legal or tax advice.

IN WITNESS WHEREOF, the Company and the Optionee have executed this Option Agreement in duplicate on the day and year first above written.

VERISITY LTD.

By:

Optionee acknowledges receipt of a copy of the ISOP and represents that he or she is familiar with and agrees to the terms and provisions thereof, and hereby accepts these Options subject to all of the terms and provisions thereof. Optionee has reviewed the ISOP and this Option Agreement in their entirety, has had an opportunity to obtain the advice of counsel prior to executing this Option Agreement and fully understands all provisions of these Options. Optionee hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Administrator upon any question arising under the ISOP or this Option Agreement or connected therewith. Optionee further agrees to notify the Company upon any change in the residence address indicated above.

The Optionee

Name:

I.D.:

Address: